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EXHIBIT 99.8 - INSTRUCTIONS FROM BENEFICIAL OWNERS TO BROKERS OR OTHER NOMINEES

        INSTRUCTIONS BY BENEFICIAL OWNERS TO BROKERS OR OTHER NOMINEES (accompanying letter from brokers or other nominees to beneficial owners)

          The undersigned acknowledge(s) receipt of your letter and the enclosed materials referred to therein relating to the offering of shares of Common Stock (the "Common Stock") of Smart & Final Inc. (the "Company").

          This will instruct you whether to exercise or sell Rights to purchase the Common Stock distributed with respect to the Company's Common Stock held by you for the account of the undersigned, pursuant to the terms and subject to the conditions set forth in the Prospectus and the related "Instructions as to Use of Smart & Final Inc. Subscription Warrants".

box 1. [_]   Please do not exercise Rights for shares of the Common Stock.

box 2. [_]   Please exercise Rights for shares of the Common Stock as set forth below:

                                 NUMBER
                                   OF       SUBSCRIPTION
                                 SHARES        PRICE      PAYMENT
                                 ------     ------------  -------

   Basic Subscription Right*:    _____   X       $      =  $ ________ (Line 1)

   Oversubscription Right:       _____   X       $      =  $ ________ (Line 2)

                                 Total Payment Required =  $ ________ (Sum of Lines 1 and
                                                                       2; must equal total
                                                                       of amounts in
                                                                       boxes 4 and 5 below)

* YOU MAY PURCHASE ONE (1) SHARE FOR EVERY _______ RIGHTS YOU HOLD; ANY RESULTING FRACTIONAL SHARE MUST BE ROUNDED DOWN TO THE NEAREST WHOLE SHARE (OR ANY LESSER NUMBER OF WHOLE SHARES FOR WHICH YOU ENCLOSE PAYMENT).

box 3. [_] Please SELL Rights.

box 4. [_] Payment in the following amount is enclosed: $_______________

box 5. [_] Please deduct payment from the following account maintained by you as follows:

______________________________    ______________________________________________
        Type of Account                               Account No.

         Amount to be deducted: $ ______________________________________________

Date: __________________, 1999    ______________________________________________

                                  ______________________________________________

                                  ______________________________________________
                                                     Signature(s)

                                  Please type or print name(s) below

                                  _____________________________________________

                                  _____________________________________________